UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 15, 2013

SECUREALERT, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 0-23153

Utah	87-0543981
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

150 West Civic Center Drive, Suite 400, Sandy, Utah  84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On November 15, 2013, SecureAlert Chile SpA, a wholly-owned subsidiary of SecureAlert, Inc. (the “Registrant”) entered into a 41 month agreement (the “Agreement”) with the Gendarmeria de Chile (the Republic of Chile’s uniformed prison service) to provide electronic (GPS and residential) monitoring of offenders and other services to the Chilean government.  The Agreement must now be formally approved by the office of the Comptroller General of the Republic of Chile.

The Agreement calls for the Registrant’s subsidiary to deliver and put into service up to 9,400 electronic monitoring (GPS) devices over a 41 month period.  The Registrant was required under the Agreement, to post a performance bond under the Agreement in the approximate amount of $3,400,000.00 U.S. Dollars.  In addition the Registrant’s subsidiary will design and construct a real-time monitoring and data center to be staffed by Chilean government employees.  Training for the monitoring center personnel will also be provided by the Registrant’s subsidiary.  The maximum sum to be paid for the services provided by the Registrant’s subsidiary is approximately $70,000,000 U.S. Dollars, at current exchange rates, over the term of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SecureAlert, Inc.

	By:	/s/ Guy Dubois
Dated: November 20, 2013		Guy Dubois, Chairman